UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2023, Lamb Weston Holdings, Inc. (the “Company”) entered into the Fourth Amendment to Credit Agreement (the “Fourth Amendment”), which amends the Company’s existing Credit Agreement, dated as of June 28, 2019 (as amended by the First Amendment to Credit Agreement, dated as of April 17, 2020, the Second Amendment to Credit Agreement, dated as of September 23, 2020, and the Third Amendment to Credit Agreement, dated as of August 11, 2021, the “Existing Credit Agreement” and, as further amended by the Fourth Amendment, the “Amended Credit Agreement”), among the Company, the guarantors party thereto, the lenders from time to time party thereto and AgWest Farm Credit, PCA (as successor by merger to Northwest Farm Credit Services, PCA), as administrative agent. The Existing Credit Agreement, among other things, provided for (i) a $300.0 million term loan facility maturing on June 28, 2024 (the “Term A Loan”) and (ii) a $325.0 million term loan facility maturing on April 20, 2025 (the “Term A-2 Loan”). The Fourth Amendment amends the Existing Credit Agreement for the purpose of, among other things, (i) establishing a new $450.0 million term loan facility (the “Term A-3 Loan”) and (ii) extending the maturity date of the Term A Loan from June 28, 2024 to June 28, 2026.

The Term A-3 Loan has a maturity date of January 31, 2030. The Amended Credit Agreement requires amortization repayments of the Term A-3 Loan, commencing on the last business day of June 2023, in equal quarterly installments in aggregate annual amounts equal to 5.00% of the original principal amount of such Term A-3 Loan, with the remaining principal balance payable on the maturity date (subject to adjustment for prepayments). Borrowings of the Term A-3 Loan bear interest at Adjusted Term SOFR or the Base Rate (each as defined in the Amended Credit Agreement) plus an applicable rate ranging from 2.00% to 2.75% for Adjusted Term SOFR-based loans and from 1.00% to 1.75% for Base Rate-based loans, depending upon the Company’s consolidated net leverage ratio. The Company expects to use the proceeds of the Term A-3 Loan to fund a portion of the cash consideration for its previously announced acquisition of the remaining interest in Lamb-Weston/Meijer v.o.f., which is expected to close in the Company's fourth quarter of fiscal 2023, subject to customary regulatory approvals.

General

A copy of the Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description above is a summary of the Fourth Amendment, does not purport to be complete, and is qualified in its entirety by the complete text of the Fourth Amendment.

Certain of the agents and lenders and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Fourth Amendment to Credit Agreement, dated as of January 31, 2023, by and among the Company, the guarantors party thereto, the lenders and voting participants party thereto and AgWest Farm Credit, PCA (successor by merger to Northwest Farm Credit Services, PCA), as Administrative Agent

104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

By:	/s/ Eryk J. Spytek
Name:	Eryk J. Spytek
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date: January 31, 2023